Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2017 in this Registration Statement (Form S-1) and related Prospectus of Warrior Met Coal, LLC dated March 7, 2017.

/s/ Ernst & Young LLP

Birmingham, Alabama

March 7, 2017